December 16, 2005

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:    Aztec Oil & Gas, Inc.
       Item 4.02 Form 8-K
       Filed on December 15, 2005
       file  no:  0-32015

We have read and agree with the statements under Item 4.02 of the Form 8-K report dated December 15, 2005.


/s/ Malone & Bailey, PC
- ----------------------------
Malone and Bailey, PC
Houston, Texas